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                                                                   EXHIBIT 10.12

                     DATED AS OF THE DAY OF NOVEMBER 1, 2006

                JIA LUO BUSINESS CONSULTING (SHANGHAI) CO., LTD.

                                       AND

                   SHANGHAI CAMERA MEDIA INVESTMENT CO., LTD.

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                              CONSULTING AGREEMENT

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                              CONSULTING AGREEMENT

THIS AGREEMENT (the "AGREEMENT") is entered into as of this 1st day of November, 2006

BETWEEN

JIA LUO BUSINESS CONSULTING (SHANGHAI) CO., LTD., a company incorporated under the laws of the PRC with a registered address of Room 240, No. 227 Yue Shan Road, Pudong New District, Shanghai, PRC ("JIA LUO")

AND

SHANGHAI CAMERA MEDIA INVESTMENT CO., LTD., a company incorporated under the laws of the PRC with a registered address of 3B10, No. 168 Tianshan Zhi Road, Changning District, Shanghai, PRC ("SCM")

WHEREAS

A. SCM is engaged in the Business (defined hereinafter) and Jia Luo has a team of personnel having expertise in media related businesses and advertising which is required by SCM.

B. SCM wishes to engage Jia Luo to provide the Services (defined hereinafter) and Jia Luo agrees to provide the Services in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth hereinafter and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1 DEFINITIONS AND INTERPRETATIONS.

1.1  In this Agreement, unless the context requires otherwise:

     (a) words importing the singular shall include the plural and vice versa and words importing a gender include every gender;

     (b) words denoting persons shall include bodies corporate or unincorporate, firms, partnerships, joint ventures, associations of persons, government departments or agencies, organisations or trusts (whether or not having a separate legal personality);

     (c) references to "party" or "parties" in this Agreement are to a party or to the parties to this Agreement;

     (d) references to a party to this Agreement shall include its successors and


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          permitted assigns; and

     (e) references to this Agreement or to a document or agreement in this Agreement shall be construed as a reference to this Agreement or that document or agreement as amended or re-executed from time to time.

1.2 Unless the context otherwise requires, the terms below shall have the following meanings:

     "BUSINESS" means advertising businesses and other related businesses carried on by SCM;

     "BUSINESS DAY" means any day on which banks are generally open for business in PRC;

     "HONG KONG" means the Hong Kong Special Administrative Region of the PRC;

     "PRC" means the People's Republic of China;

     "SERVICE FEE" has the meaning ascribed to it in Article 3.1; and

     "SERVICES" has the meaning ascribed to it in Article 2.2.

ARTICLE 2 PROVISION OF SERVICES.

2.1 SCM hereby appoints Jia Luo as its provider of the Services on and subject to the terms and conditions of this Agreement.

2.2 Jia Luo shall provide the following services (the "SERVICES") to SCM subject to the terms and conditions of this Agreement:

     a)   provide consulting services relating to the Business;

     b)   advise on the delivery of advertising content by SCM;

     c) advise on human resource needs and related services including, but not limited to, secondment of staff to SCM as may be required by SCM in its operation of the Business;

     d)   advise on commercialization of SCM's content;

     e)   advise on improving to SCM's financial performance;

     f)   advise on potential listing of SCM or SCM's affiliated companies;

     g)   provide other services as may be required by SCM from time to time.

ARTICLE 3 SERVICE FEE.

3.1 In consideration for the provision of the Services, SCM shall by no later than fourteen (14) days after Jia Luo has issued its invoice for the relevant services, pay to Jia Luo the service fee set out in such invoice for the services described therein (the "SERVICE FEE"). If there is any dispute with respect to the Service Fee, the parties shall settle such dispute through friendly consultation.


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3.2  The Service Fee shall be paid in accordance with Article 3.2 by cash, transfer cheque or bank transfer or using such other method as may be acceptable to Jia Luo to the account of Jia Luo, details of which shall be notified to SCM in a notice served on SCM by Jia Luo from time to time.

ARTICLE 4 TERM AND TERMINATION.

4.1 Unless otherwise terminated pursuant to Clause 4.2, the term of this Agreement shall commence from the date hereof and shall continue in full force and effect until 31 December 2023. Upon expiry of the said term, this Agreement shall be automatically extended for and additional term of not less than ten (10) years, the exact term of extension shall be determined by the parties in writing.

4.2 This Agreement may be terminated by Jia Luo or SCM at any time without compensation by written notice served on the other party in accordance with the terms of this Agreement 30 Business Days' prior to such termination.

4.3 In the event either party materially breaches this Agreement and fails to remedy such breach to the satisfaction of the non-defaulting party within 10 Business Days from the date it receives written notice of such breach from the defaulting party, without prejudice to any legal or other rights or remedies which either party may have, the non-defaulting party has the right to terminate this Agreement immediately by written notice to the defaulting party in the event either party materially breaches this Agreement.

ARTICLE 5 SUCCESSORS AND ASSIGNS.

5.1 This Agreement shall be binding upon and enure to the benefits of the parties and their respective successors and permitted assigns.

5.2 No party hereto may assign or transfer any of its rights or obligations under this Agreement to any third party without the prior written consent of the other party.

ARTICLE 6 GOVERNING LAW AND DISPUTE RESOLUTION.

6.1 This Agreement shall be governed by and construed in accordance with the laws of the PRC.

6.2 Any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be settled through friendly consultation between the parties. In the event that no settlement is reached within 30 Business Days from the date of notification by either party to the other that it intends to submit a dispute, controversy or claim to arbitration, then such dispute, controversy or claim shall be finally resolved by arbitration under the arbitration rules of the China International Economic and Trade Arbitration Commission ("CIETAC") as at present in force, which rules are deemed to be incorporated by reference into this Article.


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6.3  The place of arbitration shall be Shanghai, PRC.

6.4 The tribunal shall consist of three arbitrators. Two arbitrators shall be selected by the respective parties. The third arbitrator shall be selected by agreement between the parties or, failing agreement within 10 Business Days of the appointment of the two party-nominated arbitrators, by the chairman of CIETAC.

ARTICLE 7 ENTIRE AGREEMENT.

This Agreement constitutes the entire agreement and understanding between the parties in connection with the transactions hereby contemplated. This Agreement supersede all previous agreements, arrangements and understandings between the parties with regard to such transaction which shall cease to have any further force or effect.

ARTICLE 8 CONFIDENTIALITY.

The parties agree to keep the terms and conditions of this Agreement strictly confidential. The Agreement or the terms and conditions thereof will only be disclosed if and to the extent necessary under the laws and regulations of the PRC.

ARTICLE 9 NOTICES.

9.1 Notices or other communications required to be given by any party pursuant to this Agreement shall be in writing in English and in Chinese and may be delivered personally or sent by registered airmail or postage prepaid, by a recognised courier service or by facsimile transmission to the address of the other party set forth below. The dates on which such notices shall be deemed to have effectively given shall be determined as follows:

     (a) notices given by personal delivery shall be deemed effectively given on the date of personal delivery.

     (b) notices given by registered airmail or postage prepaid shall be deemed effectively given on the tenth Business Day after the date on which they were mailed (as indicated by the postmark).

     (c) notices by courier shall be deemed effectively given on the fifth Business Day after they were sent by recognised courier service.

     (d) notices given by facsimile transmission shall be deemed effectively given on the first Business Day following the date of successful transmission and receipt as evidenced by the transmission report.

          JIA LUO

          JIA LUO BUSINESS CONSULTING (SHANGHAI) CO., LTD.

          Unit 3905-3909, 1 Grand Gateway, 1 HongQiao Lu
          Shanghai, PRC, 200030


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          For the attention of: Mr. Stephen Cheung
          Telephone No.: (8621) 6113-5962
          Facsimile No.: (8621) 6448-4955

          SCM

          SHANGHAI CAMERA MEDIA INVESTMENT CO., LTD.

          2nd Floor, Da Zhong Finance Building,
          1033 Yan An Road West
          Shanghai 200050
          PRC

          For the attention of: Mr. Zhang Guanming
          Telephone No.: 021-61612110
          Facsimile No.: 021-61612108

          With a copy to Richard Wang & Co.:

          18th Floor, Union Building
          100 Yan An Road East
          Shanghai 200002
          P.R.C.

          Attention: Miss Catherine Chen
          Telephone No.: (8621) 6326 5800
          Facsimile No.: (8621) 6321 8890

9.2 Any party may at any time change its address for service by notice in writing delivered to the other party in accordance with the terms hereof.

ARTICLE 10 MISCELLANEOUS.

10.1 Time shall be of the essence of this Agreement.

10.2 The headings in this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.

10.3 This Agreement may not be amended or modified except in writing signed by all parties, and any amendment and supplement to this Agreement shall form part of this Agreement and shall have the same legal effect as this Agreement.

10.4 Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

10.5 This Agreement may be executed in any number of counterparts, all of which


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     taken together shall constitute one and the same agreement, and either party may enter into this Agreement by executing a counterpart.

10.6 This Agreement shall be executed in both the English and Chinese languages and in the event of any discrepancy between the two versions, the parties hereto shall negotiate in good faith to resolve the discrepancy provided that if such good faith negotiation does not resolve in a resolution, then the Chinese version of this Agreement shall prevail.

             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.


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IN WITNESS WHEREOF, the parties hereto have caused their authorised representatives to execute this Agreement as of the date first written above.

JIA LUO BUSINESS CONSULTING (SHANGHAI) CO., LTD.

[Company chop of Jia Luo Business Consulting (Shanghai) Co., Ltd.]


By: /s/
    ---------------------------------
Name: Graham Earnshaw
Title: Legal Representative


SHANGHAI CAMERA MEDIA INVESTMENT CO., LTD.

[Company chop of Shanghai Camera Media Investment Co., Ltd.]


By: /s/
    ---------------------------------
Name: Zhang Guanming
Title: Legal Representative